Exhibit 10.7

ADDENDUM TO CONVERTIBLE PROMISSORY NOTE

This Addendum to Convertible Promissory Note (the “Addendum”) is made as of this 13 day of October,2016 by and between XsunX, Inc., a Colorado corporation (the “Borrower”), and Lender, the holder of a convertible promissory note pursuant to that certain Convertible Promissory Note, dated November 20, 2014 (the “Lender”), with respect to the following facts:
RECITALS
A.
The Borrower and the Lender have entered into that certain convertible promissory note in the original Principal Sum of up to $400,000 issued by the Borrower to the Lender with an Effective Date of November 20, 2014 (the “Note”).

B.	The Borrower and the Lender desire to revise the Note as provided in this Addendum.
C.	The terms used in this Addendum will have the meanings ascribed to them in the Note unless otherwise defined herein.
NOW, THEREFORE, for one dollar and other good and valuable consideration, THE PARTIES HERETO AGREE AS FOLLOWS:
1.	Addendum.
Section 1 of the Note is hereby revised and restated in its entirety as follows:

“1.          Maturity Date.  The Maturity Date is eighteen (18) months from the Effective Date (the “Maturity Date”) and is the date upon which the Principal Sum of this Note and unpaid interest and fees (the “Note Amount”) shall be due and payable. The Maturity Date is hereby extended, and the Note Amount is payable upon demand by the Lender, but in no event later than sixty (60) months from the Effective Date (the ”Extended Maturity Date”). The Lender shall provide the Borrower with ten (10) days written notice to make a demand for payment (the “Demand Payment Date”), and the Demand Payment Date shall be considered to be the Extended Maturity Date.”
Section 6 of the Note is hereby revised and restated in its entirety as follows:

“6.          Payment. The Borrower may not prepay this Note prior to the Maturity Date or the Extended Maturity Date, if extended by the Lender. Within six (6) days prior to the Maturity Date or Extended Maturity Date, the Borrower shall provide the Lender with a written notice to pay the Note Amount on the Maturity Date or Extended Maturity Date. Within three (3) days of receiving written notice, the Lender shall elect to either (a) accept payment of the Note Amount or (b) convert any part of the Note Amount into shares of Common Stock. If the Lender elects to convert part of the Note Amount into shares of Common Stock, then the Borrower shall pay the remaining balance of the Note Amount by the Maturity Date or Extended Maturity Date.”

2.	Effect of Addendum.
The Note will remain in full force and effect except as specifically modified by this Addendum.  In the event of any conflict between the Addendum and the Note, the terms of this Addendum will govern.
3.	Counterparts.
This Addendum may be executed simultaneously in any number of counterparts, each of which counterparts will be deemed to be an original and such counterparts will constitute but one and the same instrument.

IN WITNESS WHEREOF, this Addendum is executed as of the date first above written.

BORROWER: XSUNX, INC.	LENDER: _______________________

By:	By:
Tom Djokovich, Chief Executive Officer